Whitestone REIT Reports Fourth Quarter and Full Year 2017 Results
-Operating Portfolio Occupancy for 2017 Increases 80 Basis Points to 90.5% from 2016-
-Annualized Base Rent per Leased Squared Foot Grows 8.6% to $18.82 from 2016 -
-2017 Full Year Net Income of $0.22 per Share-
-2017 Full Year Funds From Operations Core of $1.25 per Share-
-Provides 2018 Guidance-

HOUSTON, March 1, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the fourth quarter and year ended December 31, 2017. Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s mix of national, regional and local tenants provide daily necessities, needed services and entertainment not typically readily available online to their respective communities.

Highlights

All per share amounts presented are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Fourth Quarter 2017 Compared to Fourth Quarter 2016:

•	19.3% growth in revenues to $33.8 million

•	Net income attributable to Whitestone REIT of $1.9 million and $0.05 per share compared to $0.5 million and $0.01 per share

•	19.0% increase in net operating income (“NOI”) to $22.3 million

•
Same store NOI growth in wholly owned portfolio of 0.1%, 2.2% when adjusting for retenanting and non-recoverable property marketing expenses. Same store NOI growth including consolidated partnership properties of (0.2%), 1.7% when adjusting for retenanting an non-recoverable property marketing expenses.

•	46.7% improvement in Funds from Operations (“FFO”) to $9.1 million and 10% on a per share basis to $0.22

•	14.3% increase in FFO Core to $12.2 million or $0.30 per share compared to $10.6 million or $0.34 per share

Full Year 2017 Compared to Full Year 2016:

•	20.6% growth in revenues to $126.0 million

•	Net income attributable to Whitestone REIT of $8.3 million and $0.22 per share compared to $7.9 million and $0.26 per share

•	19.2% growth in NOI to $83.8 million

•	Same store NOI growth in wholly owned portfolio up 2.6% and 1.4% including consolidated partnership properties

•	29.6% increase in FFO to $35.0 million or 2.2% on a per share basis to $0.93

•	19.6% growth in FFO Core to $47.1 million or $1.25 per share compared to $39.4 million or $1.34 per share

•	Total occupancy, including operating properties, development properties and consolidated partnership properties, of 88.0%, up 120 basis points

•	7.0% increase in rental rates on new and renewal leases on a GAAP basis

“2017 marked another year of strong performance," commented James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT. "While fourth quarter and full year same property NOI growth was slower than previous periods, due primarily to retenanting and non-recoverable property marketing costs, we expect that the expenditures will result in stronger NOI growth in 2018. We believe that our high-quality properties, simple and transparent capital structure, well-aligned business model and efficient infrastructure will allow us to continue to expand profitably. While there will be variability quarter-to-quarter and year-to-year, our proven approach allows us to maximize property income, deliver predictable dividends, provide inflation protection from rising interest rates, and ultimately continue to drive long-term shareholder value."

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2017, Whitestone wholly owned 59 Community Centered Properties® with 5.0 million square feet of gross leasable area ("GLA"). Whitestone’s retail Community Centered Properties® are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (17) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin at +9.7%, San Antonio at +8.6%, Dallas-Fort Worth at +9.7%, Houston at 8.0% and Phoenix at +6.6% (1). We believe that the Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.

At the end of the fourth quarter, the Company's diversified tenant base in our wholly-owned properties was comprised of 1,266 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the fourth quarter, the leasing team signed 94 leases totaling 264,085 square feet in new, expansion and renewal leases, compared to 98 leases totaling 257,395 square feet in the fourth quarter of 2016. The total lease value added during the quarter was $14.8 million compared to $20.0 million during the same period last year. For the full year, total lease value added was $71.2 million compared to $77.0 million in 2016.

The Company's total operating portfolio occupancy, excluding development and non wholly-owned properties, was 90.5% at year-end.

Acquisition Activity in 2017:

Eldorado Plaza

On May 3, 2017, the Company completed the acquisition of Eldorado Plaza, located in McKinney, Texas, for $46.6 million. Eldorado Plaza is located on the north end of the Dallas “Platinum Corridor.” This Class-A lifestyle center contains 221,577 square feet of leasable space. As of December 31, 2017, Eldorado Plaza was 96% leased.

BLVD Place

On May 26, 2017, the Company completed the acquisition of BLVD Place, a Class-A retail center located in the affluent and fast-growing Uptown community of Houston, Texas, one of the largest business districts in the United States, for a purchase price of $158.0 million. This Class-A lifestyle center, includes 216,944 square feet of leasable space and approximately 1.43 acres of developable land. As of December 31, 2017, BLVD Place was 100% leased.

Disposition Activity:

On February 27, 2018, we completed the sale of Bellnott Square, located in Houston, Texas, for $4.7 million. This disposition was pursuant to our strategy of recycling capital by disposing of Non-Core Properties, primarily properties that we owned at the time our current management team assumed the management of the Company, that do not fit our Community Centered Property strategy. We expect to record a gain on sale of approximately $0.3 million in 2018.

Development Activity in 2017:

During 2017, the Company invested $17.6 million of capital improvements in its portfolio, including development of Pinnacle of Scottsdale Phase II, a 27,063 square foot Community Centered Property® located in Scottsdale, Arizona and Shops at Starwood Phase III, a 35,351square foot Community Centered Property® located in Frisco, Texas. Pinnacle of Scottsdale Phase II and Shop at Starwood Phase III were 91% and 71% occupied, respectively, at year-end.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $229.1 million, or 24.9%, to $1.149 billion at December 31, 2017 compared to December 31, 2016.

Liquidity, Debt and Credit Facility:

At December 31, 2017, 49 of the Company’s wholly-owned 59 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $735.7 million. At December 31, 2017 the Company had total real estate debt of $659.1 million, of which $426.9 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.9% and the weighted average remaining term was 5.3 years.

At quarter end, Whitestone had $7.8 million of cash available on its balance sheet and $67.8 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On December 14, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2018, to be paid in three equal installments of $0.095 in January, February and March of 2018.

2018 FINANCIAL GUIDANCE (all amounts in thousands, except shares, per share numbers and percentages)

		Projected Range
	Actual	Full Year 2018
	2017	Low	High
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.22	$0.27	$0.32
FFO per common share and OP unit - diluted	$0.93	$0.96	$1.01
FFO Core per common share and OP unit - diluted	$1.25	$1.19	$1.24

Operating Assumptions
Same Store NOI growth - wholly owned properties	2.6%	2.5%	3.7%
Same Store NOI growth - Consolidated Partnership	(6.6)%	(2.0)%	2.0%
Same Store NOI growth - all properties	1.4%	2.0%	3.5%

Ending occupancy - wholly owned properties	90.2%	90.5%	91.5%
Ending occupancy - Consolidated Partnership	80.5%	80.5%	81.5%
Ending occupancy - all properties	88.0%	88.2%	89.2%

General and administrative expense (excluding acq cost) as a % of total property revenue	17.7%	16.3%	15.5%

Net debt to adjusted EBITDA - Year End	8.56X	8.40X	8.20X
Average interest rate on all debt	3.8%	4.1%	4.1%
Weighted average shares and OP units	37,343	41,672	41,672

The following table outlines the key factors impacting 2018 FFO and FFO Core ranges, and accounts for the difference from the Company's 2017 reported FFO and FFO Core:

	FFO		FFO Core
	Low	High	Low	High
Actual - 2017	$0.93	$0.93	$1.25	$1.25

2017 Transactional activity (acquisition costs)	0.02	0.02	—	—
Same Store NOI Growth	0.03	0.06	0.03	0.06
Interest rate increase	(0.03)	(0.03)	(0.03)	(0.03)
Non-cash share based compensation	0.07	0.07	—	—
Cash compensation	(0.06)	(0.04)	(0.06)	(0.04)

Guidance - 2018	$0.96	$1.01	$1.19	$1.24

This guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

RECONCILIATION OF NON-GAAP MEASURES - 2018 FINANCIAL GUIDANCE (per diluted common share and OP unit)
		Projected Range
	Actual	Full Year 2018
Guidance:	2017	Low	High
Net income attributable to Whitestone REIT	$0.22	$0.27	$0.32

Adjustments to reconcile net income to FFO(3):
Depreciation expense, amortization, gain on disposal of assets	0.70	0.68	0.68
(Gain) loss on sale or disposal of assets or properties	—	—	—
Net income attributable to redeemable operating partnership	0.01	0.01	0.01
FFO	$0.93	$0.96	$1.01

Adjustments to reconcile FFO to FFO Core:
Acquisition pursuit and transaction costs	0.04	0.02	0.02
Share based compensation expense	0.28	0.21	0.21
FFO Core	$1.25	$1.19	$1.24

(3)	Includes pro-rata share attributable to Pillarstone OP.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Friday, March 2, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (800) 263-0877
Toll Number (for international participants):        (323) 794-2094

The conference call will be recorded and a telephone replay will be available through March 16, 2018. Replay access information is as follows:

Toll-Free Number (for domestic participants):    (844) 512-2921
Toll Number (for international participants):        (412) 317-6671
Pass Code (for all participants):            1228081

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s mix of national, regional and local tenants provides daily necessities, needed services and entertainment not typically readily available online to their respective communities. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. As of February 28, 2018, Whitestone's total shareholder return ranks #1 of 17, #2 of 17, and #4 of 15, of the U.S. public shopping center REITs for the one-year, three-year, and five-year periods, respectively (2). Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses, including in connection with the recent proposed nomination of trustees by a shareholder of the Company; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

(1)Source: Claritas, April 2017
(2) Whitestone REIT's total shareholder return as compared to its peers according to the SNL Public REIT Market Data based on closing prices on February 28, 2018. One-year and three-year peer groups include Regency Centers Corp., Cedar Realty Trust Inc., Retail Opportunity Investments, Weingarten Realty Investors, Saul Centers Inc., Urban Edge Properties, Federal Realty Investment, Urstadt Biddle Properties Inc., Ramco-Gershenson Properties, Retail Properties of America, Kite Realty Group Trust, Acadia Realty Trust, Wheeler REIT Inc., Brixmor Property Group Inc., Kimco Realty Corp., and DDR Corp. Urban Edge Properties and Brixmor Property Group are not included in the five-year period because they were not listed as of the beginning of the five-year period.

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed
Director of Investor Relations
(713) 435-2219
kreed@whitestonereit.com

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel
(212) 355-4449
Or
Amy Feng
(415) 869-3950

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	December 31,
	2017	2016
ASSETS
Real estate assets, at cost
Property	$1,149,454	$920,310
Accumulated depreciation	(131,034)	(107,258)
Total real estate assets	1,018,420	813,052
Cash and cash equivalents	7,817	4,168
Restricted cash	205	56
Marketable securities	32	517
Escrows and acquisition deposits	10,104	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	23,504	19,951
Unamortized lease commissions and loan costs	8,422	8,083
Prepaid expenses and other assets	3,228	2,762
Total assets	$1,071,732	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$659,068	$544,020
Accounts payable and accrued expenses	35,995	28,692
Tenants' security deposits	6,885	6,125
Dividends and distributions payable	11,466	8,729
Total liabilities	713,414	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,221,773 and 29,468,563 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	38	29
Additional paid-in capital	521,314	396,494
Accumulated deficit	(176,684)	(141,695)
Accumulated other comprehensive gain	2,936	859
Total Whitestone REIT shareholders' equity	347,604	255,687
Noncontrolling interests:
Redeemable operating partnership units	10,800	11,941
Noncontrolling interest in Consolidated Partnership	(86)	15
Total noncontrolling interests	10,714	11,956
Total equity	358,318	267,643
Total liabilities and equity	$1,071,732	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2017	2016	2015
Property revenues
Rental revenues	$94,568	$80,068	$71,843
Other revenues	31,391	24,369	21,573
Total property revenues	125,959	104,437	93,416

Property expenses
Property operation and maintenance	24,213	19,709	18,698
Real estate taxes	17,897	14,383	12,637
Total property expenses	42,110	34,092	31,335

Other expenses (income)
General and administrative	23,949	23,922	20,312
Depreciation and amortization	27,240	22,457	19,761
Interest expense	23,651	19,239	14,910
Interest, dividend and other investment income	(410)	(429)	(313)
Total other expense	74,430	65,189	54,670

Income before gain (loss) on sale or disposal of properties or assets and income taxes	9,419	5,156	7,411

Provision for income taxes	(386)	(289)	(372)
Gain on sale of properties	16	3,357	—
Loss on sale or disposal of assets	(183)	(96)	(185)
Income from continuing operations	8,866	8,128	6,854

Income from discontinued operations	—	—	11
Income from discontinued operations	—	—	11

Net income	8,866	8,128	6,865

Redeemable operating partnership units	254	182	116
Non-controlling interests in Consolidated Partnership	278	15	—
Less: Net income attributable to noncontrolling interests	532	197	116

Net income attributable to Whitestone REIT	$8,334	$7,931	$6,749

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2017	2016	2015
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.25
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.25
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.24
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.24

Weighted average number of common shares outstanding:
Basic	35,428	27,618	24,631
Diluted	36,255	28,383	25,683

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$8,866	$8,128	$6,865

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	2,022	929	46
Unrealized gain (loss) on available-for-sale marketable securities	118	82	(85)

Comprehensive income	11,006	9,139	6,826

Less: Net income attributable to noncontrolling interests	532	197	116
Less: Comprehensive gain (loss) attributable to noncontrolling interests	63	23	(1)

Comprehensive income attributable to Whitestone REIT	$10,411	$8,919	$6,711

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$25,371	$21,153	$94,568	$80,068
Other revenues	8,460	7,212	31,391	24,369
Total property revenues	33,831	28,365	125,959	104,437

Property expenses
Property operation and maintenance	7,240	5,328	24,213	19,709
Real estate taxes	4,309	4,311	17,897	14,383
Total property expenses	11,549	9,639	42,110	34,092

Other expenses (income)
General and administrative	6,351	7,455	23,949	23,922
Depreciation and amortization	7,304	6,095	27,240	22,457
Interest expense	6,493	5,018	23,651	19,239
Interest, dividend and other investment income	(29)	(90)	(410)	(429)
Total other expense	20,119	18,478	74,430	65,189

Income before gain (loss) on sale or disposal of properties or assets and income taxes	2,163	248	9,419	5,156

Provision for income taxes	(90)	(42)	(386)	(289)
Gain on sale of properties	—	467	16	3,357
Loss on sale or disposal of assets	(48)	(106)	(183)	(96)

Net income	2,025	567	8,866	8,128

Redeemable operating partnership units	54	20	254	182
Non-controlling interests in Consolidated Partnership	50	15	278	15
Less: Net income attributable to noncontrolling interests	104	35	532	197

Net income attributable to Whitestone REIT	$1,921	$532	$8,334	$7,931

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.01	$0.22	$0.26
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.01	$0.22	$0.26

Weighted average number of common shares outstanding:
Basic	38,460	28,834	35,428	27,618
Diluted	39,353	29,486	36,255	28,383

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$2,025	$567	$8,866	$8,128

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	1,898	7,891	2,022	929
Unrealized gain on available-for-sale marketable securities	92	62	118	82

Comprehensive income	4,015	8,520	11,006	9,139

Less: Net income attributable to noncontrolling interests	104	35	532	197
Less: Comprehensive gain attributable to noncontrolling interests	55	289	63	23

Comprehensive income attributable to Whitestone REIT	$3,856	$8,196	$10,411	$8,919

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$8,866	$8,128	$6,854
Net income from discontinued operations	—	—	11
Net income	8,866	8,128	6,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,240	22,457	19,761
Amortization of deferred loan costs	1,283	1,554	1,212
Amortization of notes payable discount	508	391	295
Loss (gain) on sale of marketable securities	91	—	(44)
Loss (gain) on sale or disposal of assets and properties	167	(3,261)	185
Bad debt expense	2,340	1,585	1,974
Share-based compensation	10,410	10,231	7,337
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(3,484)	48	(2,576)
Accrued rent and accounts receivable	(5,893)	(6,070)	(5,606)
Unamortized lease commissions	(2,864)	(2,638)	(1,918)
Prepaid expenses and other assets	536	1,047	394
Accounts payable and accrued expenses	999	4,837	7,419
Tenants' security deposits	760	871	882
Net cash provided by operating activities	40,959	39,180	36,169
Net cash provided by operating activities of discontinued operations	—	—	11
Cash flows from investing activities:
Acquisitions of real estate	(125,468)	(60,616)	(147,950)
Additions to real estate	(17,575)	(22,036)	(12,719)
Proceeds from sales of properties	26	6,897	—
Proceeds from sales of marketable securities	513	—	496
Net cash used in investing activities	(142,504)	(75,755)	(160,173)
Net cash used in investing activities of discontinued operations	—	—	—
Cash flows from financing activities:
Distributions paid to common shareholders	(40,472)	(31,911)	(28,457)
Distributions paid to OP unit holders	(1,241)	(729)	(489)
Distributions paid to noncontrolling interest in Consolidated Partnership	(379)	—	—
Proceeds from issuance of common shares, net of offering costs	118,412	30,014	49,649
Net proceeds from credit facility	45,600	59,000	107,500
Repayments of notes payable	(11,543)	(14,335)	(2,847)
Payments of loan origination costs	(695)	—	(1,534)
Change in restricted cash	(149)	65	(121)
Repurchase of common shares	(4,339)	(3,948)	(1,357)
Net cash provided by financing activities	105,194	38,156	122,344
Net cash provided by financing activities of discontinued operations	—	—	—
Net increase (decrease) in cash and cash equivalents	3,649	1,581	(1,649)
Cash and cash equivalents at beginning of period	4,168	2,587	4,236
Cash and cash equivalents at end of period	$7,817	$4,168	$2,587

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2017	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$22,541	$18,287	$13,470
Cash paid for taxes	$337	$284	$315
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$1,036	$690	$57
Financed insurance premiums	$1,115	$1,060	$1,057
Value of shares issued under dividend reinvestment plan	$127	$114	$95
Value of common shares exchanged for OP units	$206	$125	$174
Change in fair value of available-for-sale securities	$118	$82	$85
Change in fair value of cash flow hedge	$2,022	$929	$(46)
Acquisition of real estate in exchange for OP units	$—	$8,738	$1,333
Reallocation of ownership percentage between parent and subsidiary	$13	$11	$—
Debt issued with acquisitions of real estate	$80,000	$—	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO AND FFO CORE	2017	2016	2017	2016	2015
Net income attributable to Whitestone REIT	$1,921	$532	$8,334	$7,931	$6,749
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,035	5,984	26,290	22,179	19,646
(Gain) loss on sale or disposal of assets and properties	47	(361)	161	(3,261)	185
Net income attributable to redeemable operating partnership units	54	20	254	182	116
FFO	9,057	6,175	35,039	27,031	26,696
Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,881	3,361	10,426	10,247	7,339
Acquisition costs	227	1,111	1,625	2,101	1,719
FFO Core	$12,165	$10,647	$47,090	$39,379	$35,754

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,057	$6,175	$35,039	$27,031	$26,696
Distributions paid on unvested restricted common shares	(112)	(122)	(456)	(620)	(528)
FFO excluding amounts attributable to unvested restricted common shares	$8,945	$6,053	$34,583	$26,411	$26,168
FFO Core excluding amounts attributable to unvested restricted common shares	$12,053	$10,525	$46,634	$38,759	$35,226
Denominator:
Weighted average number of total common shares - basic	38,460	28,834	35,428	27,618	24,631
Weighted average number of total noncontrolling OP units - basic	1,084	1,103	1,088	642	430
Weighted average number of total common shares and noncontrolling OP units - basic	39,544	29,937	36,516	28,260	25,061

Effect of dilutive securities:
Unvested restricted shares	893	652	827	765	1,052
Weighted average number of total common shares and noncontrolling OP units - diluted	40,437	30,589	37,343	29,025	26,113

FFO per common share and OP unit - basic	$0.23	$0.20	$0.95	$0.93	$1.04
FFO per common share and OP unit - diluted	$0.22	$0.20	$0.93	$0.91	$1.00

FFO Core per common share and OP unit - basic	$0.30	$0.35	$1.28	$1.37	$1.41
FFO Core per common share and OP unit - diluted	$0.30	$0.34	$1.25	$1.34	$1.35

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016	2015
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,921	$532	$8,334	$7,931	$6,749
General and administrative expenses	6,351	7,455	23,949	23,922	20,312
Depreciation and amortization	7,304	6,095	27,240	22,457	19,761
Interest expense	6,493	5,018	23,651	19,239	14,910
Interest, dividend and other investment income	(29)	(90)	(410)	(429)	(313)
Provision for income taxes	90	42	386	289	372
Gain on sale of properties	—	(467)	(16)	(3,357)	—
Loss on disposal of assets	48	106	183	96	185
Income from discontinued operations	—	—	—	—	(11)
Net income attributable to noncontrolling interests	104	35	532	197	116
NOI	$22,282	$18,726	$83,849	$70,345	$62,081